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                                                                    EXHIBIT 23.9



                         INDEPENDENT APPRAISER'S CONSENT

We hereby consent to the reference in this Registration Statement of American Realty Trust, Inc. of our appraisal report relating to the Oak Tree Village Shopping Center in the Prospectus/Proxy Statement which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.




                                                BROWN & ASSOCIATES



                                                By: /s/ DAVID BROWN
                                                   ---------------------------
                                                       David Brown

Lubbock, Texas
November 18, 1998